As filed with the Securities and Exchange Commission on March 28, 1996.
                                                REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------
                                    FORM S-3
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 --------------

                             WESTERN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

            KANSAS                                           48-0290150
   (State or other jurisdiction                           (I.R.S. Employer
  of incorporation or organization)                      Identification No.)

                                818 KANSAS AVENUE
                              TOPEKA, KANSAS 66612

                                 (913) 575-6300

          (Address, including zip code, and telephone number, including area code, of principal executive offices)

                          -----------------------------

 JOHN K. ROSENBERG, ESQ.                              STEVEN L. KITCHEN
EXECUTIVE VICE PRESIDENT                        EXECUTIVE VICE PRESIDENT AND
   AND GENERAL COUNSEL                             CHIEF FINANCIAL OFFICER
 WESTERN RESOURCES, INC.                            WESTERN RESOURCES, INC.
 TOPEKA, KANSAS 66612                               TOPEKA, KANSAS  66612
    (913) 575-6300                                     (913) 575-6300

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

              APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO
            THE PUBLIC: From time to time after the effective date of
                          this Registration Statement.

                          -----------------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                     Proposed maximum   Proposed maximum
    Title of each class of        Amount to be      offering price per   aggregate offering      Amount of
  securities to be registered      registered            unit(1)             price(1)        registration fee
 -------------------------------------------------------------------------------------------------------------
Common Stock,
Par Value $5.00 . . . . . . .     10,000,000 Shares  $30.063            $300,630,000      $103,665.52
==============================================================================================================
</TABLE.
(1)      Based upon the average high and low prices of the Common Stock on the
         New York Stock Exchange on March 21, 1996 pursuant to Rule 457(c).

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.

         PURSUANT TO RULE 429, THE PROSPECTUS INCLUDED IN THIS REGISTRATION
STATEMENT ALSO RELATES TO 1,175,000 SHARES PREVIOUSLY REGISTERED UNDER THE
REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 33-49553) FOR WHICH A
REGISTRATION FEE OF $12,713.87 WAS PREVIOUSLY PAID.







INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY
OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE
SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES
IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR
TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.










[LOGO]

                                11,175,000 SHARES

                             WESTERN RESOURCES, INC.

                                  COMMON STOCK
                           (PAR VALUE $5.00 PER SHARE)

     Western Resources, Inc. (the "Company") intends from time to time to issue up to 11,175,000 shares of its Common Stock, par value $5.00 per share (the
"Common Stock"). For each offering of Common Stock for which this Prospectus is being delivered (the "Offered Common Stock"), there will be an accompanying
Prospectus Supplement (the "Prospectus Supplement"). The Common Stock will be offered as set forth under "Plan of Distribution".

                      The reported last sale price of the Common Stock on the New York Stock Exchange on March 27, 1996 was $30.625 per share.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
          THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is March 28, 1996.




IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT
TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF
THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL ON THE OPEN
MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR
OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities
Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission
(the "Commission"). Reports, proxy and information statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, Room
1024, N.W., Washington, D.C. 20549 and at certain of its Regional Offices at
Seven World Trade Center, Suite 1300, New York, N.Y. 10048 and 500 West Madison
Street, Suite 1400, Chicago, Ill. 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450
Fifth Street, N.W., Washington, D.C. 20549. Certain securities of the Company are listed on the New York Stock Exchange, Inc. (the "New York Stock Exchange") and reports, proxy and information statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20
Broad Street, New York, N.Y. 10005.

      The Company has filed with the Commission a registration statement on Form
S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the
"Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Commission (File No.
1-3523) pursuant to the 1934 Act are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

      1. The Company's Annual Report on Form 10-K for the year ended December
31, 1995 (the "1995 Form 10-K"), which report includes the Annual Report on Form
10-K of Kansas Gas and Electric Company ("KGE") for the year ended December 31,
1995 (the "KGE 1995 Form 10-K").

      2. The description of the Company's Common Stock contained in Item 7 of the Company's Form 10-Q filed for the quarter ended March 31, 1979.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of this offering shall also be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all documents referred to above which have been or may be incorporated by reference in this Prospectus (not including exhibits to such incorporated documents that are not specifically incorporated by reference into such documents). Requests for such copies should be directed to Richard D. Terrill, Esq., Secretary of the Company, 818 Kansas Avenue, Topeka, Kansas 66612, (913)
575-6322.


                                        2





                                   THE COMPANY

GENERAL

      The Company and its wholly owned subsidiaries include KPL, a rate-regulated electric and gas division of the Company, KGE, a rate-regulated utility and wholly owned subsidiary of the Company, the Westar companies, non-utility subsidiaries, and Mid Continent Market Center, Inc., a regulated gas transmission service provider. KGE owns 47% of Wolf Creek Nuclear Operating
Corporation, the operating company for Wolf Creek Generating Station.

      The Company is an investor owned holding company. The Company is engaged principally in the production, purchase, transmission, distribution and sale of electricity and the delivery and sale of natural gas. The Company serves approximately 601,000 electric customers in eastern and central Kansas and approximately 648,000 natural gas customers in Kansas and northeastern Oklahoma.
The Company's non-utility subsidiaries market natural gas primarily to large commercial and industrial customers, provide electronic security services and provide other energy-related products and services.

      The Company was incorporated under the laws of the State of Kansas in 1924. The Company's corporate headquarters is located at 818 Kansas Avenue,
Topeka, Kansas 66612 and its telephone number is (913) 575-6300.

                                 USE OF PROCEEDS

      The net proceeds from the sale of the Offered Common Stock will be added to the general funds of the Company to be used for repayment of short-term indebtedness, to refinance certain long-term indebtedness and for general corporate purposes. Further information concerning the use of proceeds from the sale of the Offered Common Stock will be set forth in the Prospectus Supplement relating to such sale.

                          DESCRIPTION OF CAPITAL STOCK

      The amount of authorized capital stock of the Company is 95,600,000 shares, of which 85,000,000 shares are Common Stock, par value $5.00 per share, 4,000,000 shares are Preference Stock without par value, 600,000 shares are Preferred Stock, par value $100.00 per share (the "Par Value Preferred Stock") and 6,000,000 shares are preferred stock without par value (the "No Par Value
Preferred Stock"). The Par Value Preferred Stock and the No Par Value Preferred
Stock are referred to herein together as the "Preferred Stock".

COMMON STOCK

      As of December 31, 1995, the Company had 62,855,961 shares of Common Stock issued and outstanding. The holders of Common Stock and the Preferred Stock, voting as one class, are entitled to one vote per share on all matters requiring stockholder action (except for the election of directors) subject to the special voting rights of holders of Preferred Stock and Preference Stock described below. In all elections for directors, each holder of Preferred Stock or Common
Stock has the right to cast as many votes in the aggregate as equals the number of shares held by him multiplied by the number of directors to be elected;
provided, however, that if the holders of the Preferred Stock are entitled to vote separately as a class for the election of certain directors or the Preferred Stock and the Preference Stock are each entitled to vote separately as a class for the election of certain directors, the holders of the Common Stock shall be entitled to vote separately as a class for the remaining directors. The holders of Preferred Stock are entitled to elect a majority of the board of directors if, and so long as, dividends payable on outstanding Preferred Stock are in default in an amount equal to four or more quarterly dividends, whether or not consecutive. The holders of Preference Stock are entitled to elect two directors if, and so long as, dividends payable on outstanding Preference Stock are in default in an amount equal to six or more quarterly dividends, whether or not consecutive. The holders of the Common Stock participate ratably in liquidation, subject to the payment to the


                                        3





holders of the Preferred Stock and Preference Stock of the preferential amounts to which they are respectively entitled.

      Dividends on the Common Stock may be declared and paid only out of surplus or net profits legally available for the payment of dividends and only when the full dividends on the Preferred Stock and the Preference Stock have been paid or declared and a sum sufficient for the payment thereof shall have been set apart.
In addition, the Company's Restated Articles of Incorporation contain further restrictions on the dividends which may be paid to holders of the Common Stock.
In the event the Capitalization Ratio (as defined below) is less than 20%, dividends (including the proposed payment) on the Common Stock and the Preference Stock during the twelve month period ending with and including the date of the proposed payment of such dividends may not exceed 50% of the net income available for dividends during the twelve calendar month period ending with and including the second calendar month immediately preceding the date of the proposed payment of dividends on such shares of capital stock. Similarly, if the Capitalization Ratio is 20% or more, but less than 25%, then the payment of dividends on the Common Stock and the Preference Stock (including the proposed payment) during the twelve month period ending with and including the date of the proposed payment of such dividends may not exceed 75% of the net income of the Company available for dividends for the twelve calendar months ending with and including the second calendar month immediately preceding the date of the proposed payment of dividends on such shares of capital stock. Except as permitted by the provisions of the Company's Restated Articles of Incorporation summarized in this paragraph, the Company may not pay dividends on the Common
Stock and the Preference Stock which would reduce the Capitalization Ratio to less than 25%. "Capitalization Ratio" is defined to mean the ratio of the capital represented by the Common Stock and the Preference Stock, including premiums on the capital stock of the Company, plus the surplus accounts of the Company, to the total capital of the Company, plus the surplus accounts of the Company, at the end of the second calendar month immediately preceding the date of the proposed payment of dividends, adjusted to reflect the proposed payment of dividends.

PREFERRED STOCK

      The Company is authorized to issue 6,600,000 shares of Preferred Stock, which may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board prior to the issuance of any shares thereof. Each series may differ from each other series already outstanding as may be declared from time to time by the Board in the following respects: (i) the rate of dividend; (ii) the amount per share, if any, which the Preferred Stock shall be entitled to receive upon redemption, liquidation, distribution or sale of assets, dissolution or winding up of the Company; (iii) terms and conditions of conversion, if any; and (iv) terms of sinking fund, redemption or purchase account, if any. As of December 31, 1995, the Company had three series of Par Value Preferred Stock outstanding, the 4
1/2% Series (138,576 shares outstanding), the 4 1/4% Series (60,000 shares outstanding) and the 5% Series (50,000 shares outstanding), and no shares of No
Par Value Preferred Stock were outstanding.

      The Preferred Stock has special voting rights which are triggered when dividends on the stock are in default in an amount equal to four or more quarterly dividends, whether or not consecutive. If dividends are not paid for four or more dividend periods on all series of Preferred Stock then outstanding, the holders of the Preferred Stock are entitled to elect the smallest number of directors necessary to constitute a majority of the full Board until such unpaid dividends shall be paid. In addition, the Company may not, without the consent of the holders of at least two-thirds of the Preferred Stock then outstanding, voting as a class, (i) define or specify preferences, qualifications, limitations or other rights for authorized but unissued shares of Preferred
Stock superior to those of outstanding shares of such stock (except for differences described in items (i) through (iv) in the previous paragraph) or amend, alter, change or repeal any of the express terms or provisions of the then outstanding Preferred Stock in a manner substantially prejudicial to the holders thereof, or (ii) issue or sell any Preferred Stock or any class of stock ranking prior to or on a parity with the Preferred Stock other than in exchange for or for the purpose of effecting the retirement of not less than a like number of shares of Preferred Stock or shares of stock ranking prior to or on a


                                        4





parity therewith or securities convertible into not less than a like number of such shares unless (a) aggregate capital applicable to Common Stock and Preference Stock plus surplus equals the involuntary liquidation preference of all Preferred Stock and any such other stock ranking prior thereto or on a parity therewith and (b) the Company's net earnings (as defined) for a period of 12 consecutive calendar months within the 15 calendar months preceding the date of issuance, available for the payment of dividends, shall be at least two times the annual dividend requirements on the Preferred Stock and on any such other stock ranking prior thereto or on a parity therewith after giving effect to the proposed issuance, and the net earnings (as defined), for the same period, available for payment of interest shall be at least one and one-half times the sum of annual interest requirements and dividend requirements on Preferred Stock and such other stock ranking prior thereto or on a parity therewith after giving effect to the proposed issuance.

      The Restated Articles of Incorporation of the Company also provide that without the consent of the holders of at least a majority of the Preferred Stock then outstanding, voting as a class, or if more than one-third shall vote negatively, the Company shall not: (i) merge or consolidate with or into any other corporation; (ii) sell, lease or exchange all or substantially all of its property or assets unless the fair value of the net assets of the Company after completion of such transaction shall at least equal the liquidation value of all outstanding shares of Preferred Stock; or (iii) reacquire or pay any dividends or make any other distribution upon shares of the Preference Stock or the Common
Stock or any other class of the stock of the Company over which the Preferred
Stock has preference with respect to the payment of dividends or the distribution of assets, unless after any such action the sum of (a) the capital of the Company represented by the outstanding Preference Stock, Common Stock or other stock over which the Preferred Stock has preference, (b) the Company's earned surplus, and (c) any capital surplus of the Company, shall not be less than the sum of $10,500,000 plus an amount equal to twice the annual dividend requirement on all outstanding shares of the Preferred Stock and on any such other stock ranking prior thereto or on a parity therewith.

      For consideration at the Company's 1996 Annual Shareholders' Meeting is a proposal to amend the Company's Restated Articles of Incorporation by removing certain voting rights of the holders of Preferred Stock relating to the issuance of unsecured indebtedness. The Company's Restated Articles of Incorporation currently provides that so long as any shares of Preferred Stock are outstanding, the Company shall not, without the consent of the holders of a majority of the Preferred Stock then outstanding, voting together as a class, or if more than one-third of such shares vote negatively, issue or assume any unsecured indebtedness (except for refunding outstanding unsecured securities or redeeming or retiring shares of outstanding Preferred Stock) unless, immediately after such issuance or assumption, the total principal amount of all outstanding unsecured indebtedness would not exceed 15% of the total principal amount of all secured indebtedness, issued or assumed by the Company, then to be outstanding, plus capital and surplus of the Company. The proposed amendment would eliminate such limitation on the Company's issuance of unsecured debt.

PREFERENCE STOCK

      The Company is authorized to issue 4,000,000 shares of Preference Stock, which may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board prior to the issuance of any shares thereof. Each series may differ from each other series already outstanding, as may be declared from time to time by the Board, in the following respects: (i) the rate of dividend; (ii) whether shares of Preference Stock are subject to redemption, and if so, the amount or amounts per share which the shares of such series would be entitled to receive in case of redemption, and the terms on which such shares may be redeemed; (iii) the amounts payable in the case of the liquidation, distribution or sale of assets, dissolution or winding up of the Company; (iv) terms and conditions of conversion, if any; (v) terms of sinking fund, redemption or purchase account, if any; and (vi) any designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof. As of December 31, 1995, the Company had two series of Preference Stock outstanding: the 7.58% Series, of which 500,000 shares were outstanding; and the 8.50% Series, of which 1,000,000 shares were outstanding.


                                        5


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




      The Preference Stock has voting rights which are triggered when dividends on the stock are in default in an amount equal to six or more quarterly dividends, whether or not consecutive. If dividends are not paid for six or more dividend periods, the holders of the Preference Stock are entitled to elect two directors to the Board until such unpaid dividends shall be paid. In addition, the Company may not, without the consent of the holders of at least two-thirds of the Preference Stock then outstanding, voting as a class, (i) amend, alter, change or repeal any of the express terms and conditions of the then outstanding
Preference Stock in a manner substantially prejudicial to the holders thereof, or (ii) create any class of stock ranking prior to the Preference Stock as to dividends or upon liquidation, or securities convertible into shares ranking prior to the Preferred Stock in such respects; provided, no such consent shall be required with respect to the taking of any such action relating to the Preferred Stock.

TRANSFER AGENTS AND REGISTRARS

      The Transfer Agents for the Common Stock are Western Resources, Inc.,
Topeka, Kansas, and Continental Stock Transfer and Trust Company, New York, New
York. The Registrars for the Common Stock are Western Resources, Inc., Topeka,
Kansas, and Continental Stock Transfer and Trust Company, New York, New York.

ANTI-TAKEOVER CONSIDERATIONS

      Article XVII of the Company's Restated Articles of Incorporation requires the affirmative vote of the holders of not less than 80% of the outstanding shares of Common and Preferred Stock entitled to vote and the affirmative vote of the holders of not less than a majority of the outstanding shares of stock entitled to vote held by any stockholders other than any stockholder, together with its affiliates and associates, which becomes the beneficial owner of 10% or more of the outstanding shares entitled to vote (an "Interested Stockholder"), to approve or authorize certain "Business Combinations" (including any merger, consolidation, self-dealing transaction, recapitalization or reclassification or issuance of stock) with an Interested Stockholder. This Article does not apply to any Business Combination with an Interested Stockholder (i) that has been approved by a majority of the directors of the Company who were members of the Board immediately prior to the time an Interested Stockholder involved in a Business Combination became an Interested Stockholder, or (ii) in which the cash or fair market value of the consideration offered in such Business Combination is not less than the highest price per share paid by the Interested Stockholder in acquiring any of its holdings of each class of the Company's stock.

      The Preferred Stock is also entitled to supermajority voting rights with respect to certain mergers, consolidations, sales, leases or exchanges of all or substantially all of the assets of the Company, issuance or assumption of unsecured indebtedness or distributions of dividends or assets to stockholders.
See "Description of Capital Stock -- Preferred Stock".

      The Company's Restated Articles of Incorporation provide for a classified board of directors consisting of not less than seven nor more than fifteen directors. The directors are divided into three classes as nearly equal in number as may be. Voting for directors is on a cumulative basis, and directors are elected to serve a term of three years. Under the By-laws, directors may be removed only for cause as set forth therein. Provisions in the By-laws relating to the classified board of directors and removal of directors may only be amended, altered or repealed by the affirmative vote of at least 80% of the outstanding shares entitled to vote in any election.

                              PLAN OF DISTRIBUTION

      The Company may sell the Common Stock in any of the following ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or
(iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any of the Common Stock, including the names of any underwriters or agents, the purchase price of such Common Stock and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or


                                        6


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



concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Common Stock may be listed.

      If underwriters are used in the sale, the Common Stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Common
Stock may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.
Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Common Stock will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Common Stock if any of such Common Stock is purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Only underwriters named in a Prospectus Supplement are deemed to be underwriters in connection with the Common Stock offered thereby.

      The Common Stock may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Common Stock will be named, and any commissions payable by the Company to such agent will be set forth in the applicable Prospectus
Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

      If so indicated in a Prospectus Supplement with respect to the Common
Stock, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase such Common Stock from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in the Prospectus Supplement. Each Contract will be for an amount not less than the respective amounts stated in the Prospectus
Supplement. Institutions with whom the Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company.
The Contracts will not be subject to any conditions except (i) the purchase by an institution of the Common Stock covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United
States to which such institution is subject, and (ii) if the Common Stock is being sold to underwriters, the Company shall have sold to such underwriters the amount of Common Stock less the number of shares covered by the Contracts. The underwriters will not have any responsibility in respect of the validity or performance of the Contracts.

      If dealers are utilized in the sale of any Common Stock, the Company will sell such Common Stock to the dealers, as principals. Any dealer may then resell such Common Stock to the public at varying prices to be determined by such dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the Prospectus Supplement with respect to the Common Stock being offered thereby.

      Any underwriters, dealers or agents participating in the distribution of the Common Stock may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the Common Stock may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 (the "Securities Act"). Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engaged in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.


                                        7


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



                                 LEGAL OPINIONS

      The statements as to matters of law and legal conclusions set forth in this Prospectus and in the documents incorporated by reference herein have been reviewed by John K. Rosenberg, Esq., Executive Vice President and General
Counsel of the Company, and are set forth or incorporated by reference herein in reliance upon the opinion of Mr. Rosenberg. At December 31, 1995, Mr. Rosenberg owned directly and/or beneficially 2,900 shares of Common Stock and had been granted pursuant to and subject to the terms of the Company's Long-Term
Incentive Program 999 performance shares.

      Certain legal matters in connection with the Common Stock will be passed upon by John K. Rosenberg, Esq., Executive Vice President and General Counsel of the Company, and by Cahill Gordon & Reindel, a partnership including a professional corporation, counsel for the Company. Cahill Gordon & Reindel will not pass upon the incorporation of the Company and will rely upon the opinion of John K. Rosenberg, Esq. as to matters of Kansas law.

                                     EXPERTS

      The financial statements and schedules included in or incorporated by reference in Western Resources' 1995 Annual Report on Form 10-K have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports. Since 1993, Arthur Andersen LLP has audited both the Company and KGE. The financial statements and supporting schedules referred to above have been incorporated herein in reliance upon the authority of Arthur Andersen LLP as experts in giving said reports.


                                        8





NO DEALER,  SALESMAN, OR ANY OTHER PERSON HAS
BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO
MAKE ANY  REPRESENTATIONS  OTHER  THAN  THOSE
CONTAINED IN THIS  PROSPECTUS,  INCLUDING ANY
PROSPECTUS  SUPPLEMENT IN CONNECTION WITH THE
OFFER OF THE COMMON  STOCK,  AND, IF GIVEN OR      WESTERN RESOURCES, INC.
MADE,  SUCH  INFORMATION  OR  REPRESENTATIONS
MUST  NOT  BE  RELIED  UPON  AS  HAVING  BEEN            ----------
AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER,
DEALER,  OR AGENT.  THIS  PROSPECTUS DOES NOT
CONSTITUTE  AN OFFER BY THE COMPANY OR BY ANY          11,175,000 SHARES
UNDERWRITER,   DEALER   OR   AGENT   TO  SELL
SECURITIES IN ANY STATE TO ANY PERSON TO WHOM             COMMON STOCK
IT  IS  UNLAWFUL   FOR  THE  COMPANY  OR  ANY
UNDERWRITER,  DEALER  OR AGENT  TO MAKE  SUCH
OFFER IN SUCH STATE.  NEITHER THE DELIVERY OF     (PAR VALUE $5.00 PER SHARE)
THIS  PROSPECTUS  NOR ANY SALE MADE HEREUNDER
SHALL,  UNDER ANY  CIRCUMSTANCES,  CREATE ANY
IMPLICATION  THAT THERE HAS BEEN NO CHANGE IN
THE  AFFAIRS  OF THE  COMPANY  SINCE THE DATE
HEREOF.

                                                           [LOGO]
               TABLE OF CONTENTS
                                                        -------------
                                         PAGE

Available Information................      2
Incorporation of Certain
  Documents by Reference.............      2              PROSPECTUS
The Company..........................      3
Use of Proceeds......................      3
Description of Capital Stock.........      3
Plan of Distribution.................      6
Legal Opinions.......................      8            -------------
Experts..............................      8





                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  An estimate of expenses, other than underwriting discount, follows:

Securities and Exchange Commission registration fee................$103,665.52
New York Stock Exchange listing fee................................  39,100.00
Printing........................................................... 150,000.00
Legal fees and expenses............................................  60,000.00
Accountants' fees and expenses.....................................  20,000.00
Blue sky expenses..................................................   5,000.00
Transfer agent fees................................................   5,000.00
Miscellaneous expenses ............................................  27,234.48
                                                                      --------

              Total ...............................................$410,000.00*
                                                                      ========


* All expenses, except the Securities and Exchange Commission registration fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article XVIII of the Registrant's Restated Ar icles of Incorporation, as amended, provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of the Kansas General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision is specifically authorized by Section 17-6002(b)(8) of the Kansas
General Corporation Law.

         Section 17-6305 of the Kansas General Corporation Law (the
"Indemnification Statute") provides for indemnification by a corporation of its corporate officers, directors, employees and agents. The Indemnification Statute provides that a corporation may indemnify such persons who have been, are, or may become a party to an action, suit or proceeding due to his or her status as a director, officer, employee or agent of the corporation. Further, the Indemnification Statute grants authority to a corporation to implement its own broader indemnification policy. Article XVIII of the Registrant's Restated
Articles of Incorporation, as amended, requires the Registrant to indemnify its directors and officers to the fullest extent provided by Kansas law. Further, as is provided for in Article XVIII, the Registrant has entered into indemnification agreements with its directors, which provide indemnification broader than that available under Article XVIII and the Indemnification Statute.

         The form of Standard Purchase Agreement filed as Exhibit 1 to the Registration Statement includes provisions requiring underwriters to indemnify the Registrant and its directors and officers who signed this Registration
Statement, and its controlling persons, against certain civil liabilities, including liabilities under the Securities Act of 1933, in certain circumstances.

                                      II-1





ITEM 16.  EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Exhibit
Index on Page E-1 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to

                                      II-2





a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                      II-3





                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Western
Resources, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Topeka, State of Kansas on the 28th day of March, 1996.

                                          WESTERN RESOURCES, INC.
                                               (Registrant)

                                        By /s/JOHN E. HAYES, JR.
                                           ---------------------------
                                           John E. Hayes, Jr.
                                           Chairman of the Board and
                                           Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                Title                             Date
          ---------                -----                             ----

/s/JOHN E. HAYES, JR.
---------------------------
John E. Hayes, Jr.            Chairman of the                    March 28, 1996
                              Board and Chief
                              Executive Officer
                              (Principal Executive
                              Officer)

/s/STEVEN L. KITCHEN
---------------------------
Steven L. Kitchen             Executive Vice                     March 28, 1996
                              President and
                              Chief Financial Officer
                              (Principal Financial
                              and Accounting Officer)


/s/FRANK J. BECKER
---------------------------
Frank J. Becker               Director                           March 28, 1996

/s/GENE A. BUDIG
---------------------------
Gene A. Budig                 Director                           March 28, 1996

/s/C. Q. CHANDLER
---------------------------
C. Q. Chandler                Director                           March 28, 1996


                                      II-4





/s/THOMAS R. CLEVENGER
--------------------------
Thomas R. Clevenger           Director                           March 28, 1996

/s/JOHN C. DICUS
--------------------------
John C. Dicus                 Director                           March 28, 1996

/s/DAVID H. HUGHES
--------------------------
David H. Hughes               Director                           March 28, 1996

/s/RUSSELL W. MEYER, JR.
--------------------------
Russell W. Meyer, Jr.         Director                           March 28, 1996


/s/JOHN H. ROBINSON
--------------------------
John H. Robinson              Director                           March 28, 1996

/s/LOUIS W. SMITH
--------------------------
Louis W. Smith                Director                           March 28, 1996

/s/SUSAN M. STANTON
--------------------------
Susan M. Stanton              Director                           March 28, 1996

/s/KENNETH J. WAGNON
--------------------------
Kenneth J. Wagnon             Director                           March 28, 1996

/s/DAVID C. WITTIG
--------------------------
David C. Wittig               Director                           March 28, 1996


                                      II-5





                                INDEX TO EXHIBITS

                                                                   Sequentially
Exhibit                                                              Numbered
Number                                 Exhibit                         Page

1     -- Form of Standard Purchase Agreement (1)

4(a) -- Restated Articles of Incorporation of the Company, as amended May 25, 1988 (2)

4(b)  -- Certificate of Correction to Restated Articles of
         Incorporation (2)

4(c) -- Amendment to the Restated Articles of Incorporation, as amended May 5, 1992 (2)

4(d) -- Amendments to the Restated Articles of Incorporation of the Company (2)

4(e)  -- By-laws of the Company (2)

5     -- Opinion of John K. Rosenberg, Esq. (1)

23(a) -- Consent of John K. Rosenberg, Esq. (contained in
         Exhibit 5) (1)

23(b) -- Consent of Arthur Andersen LLP (1)


(1)  Filed herewith.

(2) Incorporated by reference to exhibits previously filed with the SEC as follows:

Exhibit Number
In this Registration   Former Exhibit            File
Statement              Reference                 Reference
--------------------   --------------            --------------
4(a)                        4                    33-23022*
4(b)                        3(b)                 Form 10-K
                                                 Year Ended December 31, 1991**
4(c)                                             Filed electronically
4(d)                        3                    Form 10-Q
                                                 Quarter Ended June 15, 1994**
4(e)                        3(e)                 Form 10-K
                                                 Year Ended December 31, 1995**

-------
(*)      Registration Statements under the Securities Act of 1933.

(**)     File No. 1-3523 under the Securities Exchange Act of 1934.

